Exhibit 10.1

FORM OF

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated on and as of the date set forth on the signature page hereto by and between Mikros Systems Corporation, a Delaware corporation (“Issuer”), and the stockholder identified on the signature page hereof (“Holder”).

Recitals

WHEREAS, Holder is the record and beneficial owner of shares of the Issuer's Convertible Preferred Stock, $0.01 par value per share (the “Convertible Preferred Shares”), Series B Preferred Stock, $0.01 par value per share (the “Series B Shares”), Series C Preferred Stock, $0.01 par value per share (the “Series C Shares”), and/or Series D Preferred Stock, $0.01 par value per share (the “Series D Shares”), as set forth on Exhibit A hereto;

WHEREAS, upon the terms and subject to the conditions hereof, Holder and Issuer wish to exchange the foregoing shares for shares of the Issuer’s common stock, $0.01 par value per share (“Common Stock”), and cash as set forth in Exhibit B;

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
EXCHANGE OF SECURITIES

Section 1.1.     Exchange of Securities. Upon the terms and subject to the conditions of this Agreement, at the Closing (a) Holder will convey, assign, transfer and deliver to Issuer, and Issuer will receive from Holder, the Convertible Preferred Shares, the Series B Shares, Series C Shares and Series D Shares, set forth on Exhibit A (collectively, the “Exchanged Shares”), free and clear of all encumbrances, and (b) Issuer will convey, assign, transfer and deliver to Holder, and Holder will receive from Issuer: (i) the shares of Common Stock, free and clear of all encumbrances, set forth on Exhibit B (the “Issued Shares”); and (ii) the amount of cash (the “Cash Payment”) set forth on Exhibit B. Upon completion of the exchange of the Exchanged Shares, Holder will have no ownership or other rights with respect to the Exchanged Shares including, but not limited to, any right to receive any dividends, whether accrued but unpaid, declared but unpaid, or undeclared and unpaid or otherwise, distributions, or other payment on account of such Exchanged Shares.

Section 1.2.     Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place after all conditions set forth in Article IV have been satisfied or waived (other than those conditions that are to be satisfied at the Closing). The date on which the Closing actually occurs will be referred to as the “Closing Date” and the Closing will for all purposes be deemed effective as of 12:01 a.m., EST, on the Closing Date. At the Closing, the following transactions and deliveries shall occur:

(a)     Issuer will issue and deliver to Holder at the address set forth in Section 6.3 hereof, certificates representing the Issued Shares and a check in the amount of the Cash Payment in exchange for the Exchanged Shares in accordance with Section 1.1; and

(b)     Holder will deliver to Issuer at the address set forth in Section 6.3 hereof, certificate(s) representing the Exchanged Shares together with a stock power in the form attached hereto as Exhibit C, duly endorsed by Holder for each such certificate (or in the event that any such certificate(s) have been lost or misplaced, an Affidavit of Lost Certificate in the form attached hereto as Exhibit D duly endorsed by Holder for each such lost or misplaced certificate) in exchange for the Issued Shares and Cash Payment in accordance with Section 1.1.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HOLDER

As of the date hereof and as of the Closing Date, Holder represents and warrants to Issuer as follows:

Section 2.1.     Ownership of Exchanged Shares.

(a)     Holder is the sole record and beneficial owner of the Exchanged Shares. The Exchanged Shares are not subject to any liens or encumbrances of any kind or nature, and Holder has not granted any rights to any person or entity to purchase any of the Exchanged Shares. Holder has the sole right to transfer the Exchanged Shares to Issuer.

Section 2.2.     Authority; Non-Contravention.

(a)     Holder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Holder and constitutes the valid and legally binding obligation of Holder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(b)     The execution, delivery and performance of this Agreement by Holder and the consummation of the transactions contemplated hereby will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Holder or any of its properties or assets, except where such violation will not, individually or in the aggregate, prevent Holder from consummating the transactions contemplated hereby.

(c)     No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Holder or any of its properties or assets is required for the execution, delivery and performance of this Agreement by Holder or the consummation of the transactions contemplated hereby.

Section 2.3.     Restrictive Legend. Holder acknowledges that the Issued Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available in the opinion of counsel reasonably acceptable to Issuer. Holder acknowledges that the certificate representing the Issued Shares to be issued by Issuer to Holder hereunder will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO ISSUER.

Section 2.4.     Accredited Investor.      Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Section 2.5.     Investment Intent. The Issued Shares are being acquired for the Holder’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Common Stock to be issued and exchanged by Issuer to Holder.

Section 2.6.     No General Solicitation. Holder acknowledges that neither the Issuer nor any person or entity acting on its behalf has offered to issue any of the Issued Shares to Holder by means of any form of general solicitation or advertising, including without limitation (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 2.7.     Access to Information. Holder acknowledges that it has had access to and has reviewed all documents and records relating to the Issuer, including, but not limited to, that certain Confidential Information Statement of the Issuer dated April 29, 2016, that it has deemed necessary in order to make an informed investment decision with respect to the transaction contemplated hereby; that it has had the opportunity to ask representatives of the Issuer certain questions and request certain additional information regarding the terms and conditions of transaction contemplated hereby and the finances, operations, business and prospects of the Issuer and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to the transactions contemplated hereby. Holder has, to the extent deemed necessary by Holder, consulted with its own advisors (including Holder’s attorney, accountant or investment advisor) regarding the transactions contemplated by this Agreement, including without limitation any tax consequences related thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ISSUER

As of the date hereof and as of the Closing Date, Issuer represents and warrants to Holder as follows:

Section 3.1.     Organization of Issuer. Issuer has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Delaware, with all corporate power and authority necessary to conduct the business in which it is engaged and is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of its properties or assets or the conduct of its businesses requires such qualification or license, except where the failure to be so qualified or be so licensed or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Issuer and its subsidiaries taken as a whole.

Section 3.2.     Duly Issued Shares. The shares of Common Stock to be issued and exchanged by Issuer to Holder hereunder have been duly authorized and, upon delivery in accordance with this Agreement (a) will be validly issued, fully paid and non-assessable, and (b) will not be subject to any encumbrances, other than those imposed under applicable federal and state securities laws.

Section 3.3.     Authority; Non-Contravention.

(a)     Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by Issuer and executed and delivered by Issuer. This Agreement constitutes the valid and legally binding obligation of Issuer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(b)     The execution, delivery and performance of this Agreement by Issuer and the consummation of the transactions contemplated hereby will not (i)  result in any violation of the provisions of the governing instruments of Issuer or (ii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Issuer or any of its properties or assets, except where such violation will not, individually or in the aggregate, prevent Holder from consummating the transactions contemplated hereby.

(c)     No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Issuer or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by Issuer or the consummation of the transactions contemplated hereby.

(d)     The issuance of the Issued Shares by Issuer to Holder pursuant to this Agreement does not require registration under the Securities Act.

ARTICLE IV
CLOSING CONDITIONS

Section 4.1.     Holder Conditions to Closing. The obligation of Holder to effect the Closing and consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)     Issuer will deliver to Holder certificates representing the Issued Shares and a check in the amount of the Cash Payment in exchange for the Exchanged Shares in accordance with Section 1.1;

(b)     Issuer will have performed or complied with, in all material respects, its covenants and agreements contained in this Agreement that are required to be performed or complied with on or prior to the Closing Date;

(c)     There will not be any judgment, order, decree, stipulation, injunction or charge, or applicable law in any jurisdiction material to Issuer or Holder, in each case, issued by any court of competent jurisdiction or any other governmental entity in effect preventing consummation of the transactions contemplated by this Agreement;

(d)     All holders of Series D Shares shall have executed an agreement with Issuer for the exchange of their Series D Shares on terms substantially similar to those contained in this Agreement, all conditions to each such holder’s and the Issuer’s obligation to close the transactions contemplated thereby have been satisfied or waived in accordance with such agreements, and prior to or simultaneous with the Closing, a closing shall be conducted with respect to the transactions contemplated by such agreements; and

(e)     The United States Small Business Association (the “SBA”) shall have executed an agreement with Issuer for the exchange of all shares of capital stock of the Issuer owned by the SBA on substantially the terms described in the Information Statement, all conditions to the SBA’s and the Issuer’s obligation to close the transactions contemplated thereby have been satisfied or waived in accordance with such agreement, and simultaneous with the Closing, a closing shall be conducted with respect to the transactions contemplated by such agreement.

Section 4.2.     Issuer Conditions to Closing. The obligation of Issuer to effect the Closing and consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)     Holder will deliver to Issuer certificates representing the Exchanged Shares together with a stock power in the form attached hereto as Exhibit C duly endorsed by Holder for each such certificate (or in the event that any such certificates have been lost or misplaced, an Affidavit of Lost Certificate in the form attached hereto as Exhibit D duly endorsed by Holder for each such lost or misplaced certificate) in exchange for the Issued Shares and Cash Payment in accordance with Section 1.1;

(b)     Holder will have performed or complied with, in all material respects, its covenants and agreements contained in this Agreement that are required to be performed or complied with on or prior to the Closing Date;

(c)     There will not be any judgment, order, decree, stipulation, injunction or charge, or applicable law in any jurisdiction material to Issuer or Holder, in each case, issued by any court of competent jurisdiction or any other governmental entity in effect preventing consummation of the transactions contemplated by this Agreement

(d)     All holders of Series D Shares shall have executed an agreement with Issuer for the exchange of their Series D Shares on terms substantially similar to those contained in this Agreement, all conditions to each such holder’s and the Issuer’s obligation to close the transactions contemplated thereby have been satisfied or waived in accordance with such agreements, and prior to or simultaneous with the Closing, a closing shall be conducted with respect to the transactions contemplated by such agreements; and

(e)     The SBA shall have executed an agreement with Issuer for the exchange of all shares of capital stock of the Issuer owned by the SBA on substantially the terms described in the Information Statement, all conditions to the SBA’s and the Issuer’s obligation to close the transactions contemplated thereby have been satisfied or waived in accordance with such agreement, and simultaneous with the Closing, a closing shall be conducted with respect to the transactions contemplated by such agreement.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1.     Confidentiality. Holder acknowledges and agrees that (i) certain of the information contained herein, including the existence and terms of this Agreement, is of a confidential nature and constitutes material non-public information under United States federal securities laws, (ii) United States federal securities laws prohibit any person who has received material non-public information relating to the Issuer from purchasing or selling securities of the Issuer, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Issuer, and (iii) until such time as any such non-public information has been adequately disseminated to the public, Holder shall not purchase or sell any securities of the Issuer, or communicate such information to any other person or entity, other than its personal financial and legal advisors for the sole purpose of evaluating the entering into and the consummation of the transactions contemplated hereby.

Section 5.2.     Release. Holder, on behalf of him or herself and each of his or her heirs, assigns, beneficiaries, executors, administrators and affiliates (collectively, the “Release Group Members” and individually a “Release Group Member”), hereby fully, forever, absolutely, irrevocably and unconditionally release, remise and forever discharge Issuer and each of its officers, directors, employees, agents, affiliates, successors and assigns (collectively, the “Releasees” and individually, a “Releasee”), of and from any and all manner of claims, actions, demands, causes of action, suits, covenants, contracts, promises, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind and nature, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, and whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever that any Release Group Member ever had, now has or may have, for or by reason of, or in any way related to, his or her ownership of the Exchanged Shares or the transactions contemplated by this Agreement, including, but not limited to, any right to receive any dividends, distributions, or payment on account of such Exchanged Shares, from the beginning of the world to the Closing Date (collectively, the “Released Claims”). Holder represents and warrants to the Releasees that neither Holder nor any other Release Group Member has previously directly or indirectly assigned or otherwise transferred to any person or entity all or any of any of the Released Claims.

Section 5.3.     Indemnification. Holder shall indemnify, defend and hold harmless the Issuer and each of its officers, directors, employees, agents, affiliates, successors and assigns (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all demands, claims, actions, causes of action, investigations, proceedings judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements incurred by the Issuer that arise out of or result from a breach of any representations, warranties or covenants made by Holder herein, regardless of whether any such Indemnified Party is a party thereto and to reimburse each Indemnified Party for reasonable legal and other expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided that Holder’s maximum liability to the Indemnified Parties under this Section 5.3 shall not exceed the amount of the Cash Payment, the Issued Shares and the proceeds from the Issued Shares.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1.     Further Assurances. Each of the parties will use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, as soon as possible, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other transactions contemplated by this Agreement. In the event that at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, at the sole cost and expense of the requesting party. Each party shall promptly notify the other party of any facts, circumstances, changes, events or actions discovered by such party and occurring between the date of this Agreement and the Closing Date that has resulted in, or could reasonably be expected to result in, any representation or warranty made by such party not being true and correct.

Section 6.2.     Survival. The representations and warranties contained in Articles II and III will survive the Closing and continue in full force and effect indefinitely. Any covenants or agreements contained in this Agreement, which by their terms have any remaining obligation to be performed or observed following the occurrence of the Closing will survive and continue in full force and effect until fully performed or observed in accordance with their terms.

Section 6.3.     Notices. Any notice, request, instruction, or other communication to be given hereunder, and any delivery to be made hereunder, will be in writing and delivered personally or sent by reputable, overnight courier service (charges prepaid), according to the instructions set forth below. Such notices, requests, other communications and deliveries will be sent to Issuer and Holder, as the case may be at the addresses indicated below:

if to Issuer:

Mikros Systems Corporation

220 Commerce Drive, Suite 300

Fort Washington, PA 19034

Attention: Patricia Kapp, Vice President of Finance,

      Secretary and Treasurer

if to Holder:

[____________________]

[____________________]

[____________________]

Section 6.4.     Counterparts. This Agreement may be executed in counterparts and each such counterpart will for all purposes be deemed to be an original, and both such counterparts will together constitute but one and the same instrument. Facsimiles or other electronic copies of signatures will be deemed to be originals.

Section 6.5.     Governing Law. This Agreement will be deemed to be a contract made under the laws of the State of New Jersey and for all purposes will be governed by and construed in accordance with the internal laws of said State except to the extent that the General Corporation Law of the State of Delaware shall apply to the internal corporate governance of the Issuer. The parties hereto irrevocably consent to the jurisdiction of the state and federal courts sitting in Mercer County New Jersey in connection with any action, suit or proceeding arising out of or relating to this Agreement.

Section 6.6.     Entire Agreement. This Agreement constitutes the entire agreement of Issuer and Holder with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Issuer and Holder with respect to the subject matter hereof.

Section 6.7.     Amendment and Waiver. This Agreement may be amended, modified or supplemented, and any of the provisions hereof may be waived, provided that the same are in writing and signed by Issuer and Holder.

Section 6.8.     Assignment. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement will be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

HOLDER

___________________________________
Name: [_____________________________]

Agreed and Accepted by the Mikros Systems Corporation on and as of this ____ day of _______, 2016.

MIKROS SYSTEMS CORPORATION.

By____________________________________
Name: ________________________________
Title: _________________________________

[Signature Page to Exchange Agreement]

Exhibit A

Convertible Preferred Stock:	__________ Shares
Series B Preferred Stock:	__________ Shares
Series C Preferred Stock:	__________ Shares
Series D Preferred Stock:	__________ Shares

Exhibit B

Series of Preferred Stock	Amount of Cash per Share	Number of Shares of Common Stock Per Share	Total Amount of Cash	Total Number of Shares of Common Stock

_____ Convertible Preferred Shares	$0.165	1.95	[__]	[__]
_____Series B Shares	$0.0825	2.43	[__]	[__]
_____Series C Shares	$2.708	31.27	[__]	[__]
_____Series D Shares	$0.36232	5.072464	[__]	[__]

		TOTALS	[__](1)	[__](2)

(1)     The Cash Payment

(2)     The Issued Shares